LSM-CA

                               THE STATE OF TEXAS
                               SECRETARY OF STATE


                            CERTIFICATE OF AUTHORITY

                                       OF

                         TRINITY ENERGY RESOURCES, INC.
                             CHARTER NUMBER 00128805

     THE UNDERSIGNED, AS SECRETARY OF STATE OF THE STATE OF TEXAS, HEREBY CERTIFIES THAT THE ATTACHED APPLICATION OF THE ABOVE ENTITY FOR A CERTIFICATE OF AUTHORITY TO TRANSACT BUSINESS IN THIS STATE HAS BEEN RECEIVED IN THIS OFFICE AND IS FOUND TO CONFORM TO LAW.

     ACCORDINGLY THE UNDERSIGNED, AS SUCH SECRETARY OF STATE, AND BY VIRTUE OF THE AUTHORITY VESTED IN THE SECRETARY BY LAW, HEREBY ISSUES THIS CERTIFICATE OF AUTHORITY TO TRANSACT BUSINESS IN THIS STATE FROM AND AFTER THIS DATE, FOR THOSE PURPOSES SET FORTH IN THE APPLICATION, UNDER THE NAME OF

                     TRINITY (TEXAS) ENERGY RESOURCES, INC.



DATED  OCT.  4,  1999

EFFECTIVE  OCT.  4,  1999



                                        /s/   Elton  Bomar
                                        --------------------------------------
                                              Elton  Bomar, Secretary of State


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